Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-50260 of Beacon Power Corporation on Form S-8 of our report dated March 25, 2004 appearing in this Annual Report on Form 10-K of Beacon Power Corporation for the year ended December 31, 2003.

/S/ Deloitte & Touche, LLP

Boston, MA
March 25, 2004